UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2006

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32430	84-1642470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1833 Alton Parkway, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 856-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 20, 2006, the registrant issued a press release announcing the information described in Item 4.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K is not incorporated by reference into any filings of the registrant made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On January 13, 2006, the registrant’s Audit Committee, upon the recommendation of management, concluded that the previously issued financial statements contained in the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 should not be relied upon because of errors in those financial statements.

The registrant’s management discovered a clerical error in the recording of income from interest earning cash deposits, which will require the registrant to restate its balance sheet as of September 30, 2005 and results of operations for the three and nine months then ended as follows:

Amounts in thousands (except per share amounts)

Balance sheet effect

	As of 9/30/2005
	As reported	Restated
Unrestricted cash	$67,942	$64,419
Deferred taxes	39,634	41,097

	Three months ended 9/30/2005		Nine months ended 9/30/2005
	As reported	Restated	As reported	Restated
Pretax income (loss)	$19,592	$16,069	$(26,932)	$(30,456)
Tax benefit	4,853	6,316	14,715	16,718

Net income (loss)	$24,445	$22,385	$(12,217)	$(14,278)

Basic shares outstanding	98,734		82,739
Diluted shares outstanding	100,578		82,739

Basic EPS	$0.25	$0.23	$(0.15)	$(0.17)
Diluted EPS	$0.24	$0.22	$(0.15)	$(0.17)

In reviewing the circumstances underlying the restatement, the registrant’s management determined that the error described above resulted from a material weakness (as defined below) in the registrant’s internal controls and procedures relating to incompatible duties being performed by staff and improper preparation and review of account reconciliations. The registrant’s management has revised procedures to segregate certain responsibilities among staff and to facilitate the timely review and preparation of account reconciliations. Any additional changes the registrant implements in response to this material weakness will be reported when it reports its conclusions regarding the effectiveness as of December 31, 2005 of the registrant’s disclosure controls and procedures in its Annual Report on Form 10-K for the year ended December 31, 2005.

In this Current Report on Form 8-K, a significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affect a company’s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A “material weakness” is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

The registrant’s Audit Committee has discussed with the registrant’s independent registered public accounting firm the matters disclosed in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 20, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC CAPITAL CORPORATION

January 20, 2006	By:	/S/ SHAHID S. ASGHAR
Shahid S. Asghar President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 20, 2006.